Exhibit 99.1

3PAR Reports Financial Results for Fourth Quarter and

Full Year of Fiscal 2010

Fremont, CA, May 4, 2010—3PAR® (NYSE: PAR), the leading global provider of utility storage, today reported results for the fourth quarter of fiscal year 2010, which ended March 31st, 2010. Revenue for the fourth quarter was $53.7 million, an increase of 11% as compared to revenue of $48.5 million for the same period in the prior year, and an increase of 7% as compared to $50.1 million in the prior quarter, which ended December 31st, 2009.

For the fourth quarter of fiscal 2010, GAAP net loss was $99,000, or $0.00 loss per share, as compared to $907,000, or $0.01 loss per share for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, was $2.6 million, or $0.04 earnings per share for the fourth quarter of fiscal 2010, as compared to $906,000, or $0.01 earnings per share, for the same period in the prior year.

Revenue for the fiscal year ended March 31st, 2010 was $194.3 million, an increase of 5% from $184.7 million reported in the prior fiscal year. GAAP net loss for the fiscal year 2010 was $3.2 million, or $0.05 loss per share, as compared to $959,000, or $0.02 loss per share, in the fiscal year 2009. Non-GAAP net income for the fiscal year 2010 was $6.2 million, or $0.10 earnings per share, as compared to $5.7 million, or $0.09 earnings per share in the fiscal year 2009.

“We believe these results demonstrate our ability to exercise financial discipline as, over the course of the fiscal year, we were able to successfully manage expenses while we continued innovating new technologies—as evidenced by more than 20 new product introductions—and expanding internationally, with new operations in India, Australia, and Hong Kong,” said David Scott, Chief Executive Officer. “The support of our utility storage platform for comprehensive multi-tenancy with a compelling total cost of ownership allows our customers to deploy cloud computing service delivery models to achieve their business goals through delivering enterprise IT as a utility service.”

Additional Fourth Quarter Fiscal 2010 Financial Information

3PAR reports operating income (loss), net income (loss), and earnings (loss) per share on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

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GAAP operating loss in the fourth quarter of fiscal 2010 was $104,000, as compared to $474,000 in the third quarter of fiscal 2010. GAAP operating loss was 0% of revenue in the fourth quarter of fiscal 2010, as compared to 1% in the third quarter of fiscal 2010. Non-GAAP operating income in the fourth quarter of fiscal 2010 was $2.6 million, as compared to $2.0 million in the third quarter of fiscal 2010. Non-GAAP operating income was 5% of revenue in the fourth quarter of fiscal 2010, as compared to 4% in the third quarter of 2010. GAAP net loss in the fourth quarter of fiscal 2010 was $99,000, as compared to $528,000 in the third quarter of fiscal 2010. Non-GAAP net income in the fourth quarter of fiscal 2010 was $2.6 million, as compared to $1.9 million in the third quarter of fiscal 2010.

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GAAP loss per share in the fourth quarter of fiscal 2010 was $0.00 per share on 62.2 million basic and diluted shares outstanding, as compared to $0.01 per share in the third quarter of fiscal 2010 on 61.9 million basic and diluted shares outstanding. Non-GAAP earnings per share in the fourth quarter of fiscal 2010 was $0.04 per share on 64.7 million diluted shares outstanding, as compared to $0.03 on 64.4 million diluted shares outstanding in the third quarter of fiscal 2010.

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Non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share are computed net of stock-based compensation. In the fourth quarter of fiscal 2010, the charges related to stock-based compensation were $2.7 million, as compared to $2.5 million in the third quarter of 2010.

Reconciliations of Non-GAAP measures to GAAP operating income (loss), net income (loss), and earnings (loss) per share are included at the end of this release.

Webcast and Conference Call Information

3PAR will host a conference call for analysts and investors to discuss its fiscal 2010 fourth quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To access the conference call by phone within the US and Canada, participants should dial 1-866-510-0712 and use passcode 81373885. International participants should dial 1-617-597-5380 and use passcode 81373885 to access the conference call.

A live Webcast of the conference call will also be accessible from the Investors section the 3PAR Website at ir.3PAR.com. Following the Webcast, an archived version will be available on the Website for seven days. To hear the replay, parties in the US and Canada should call 1-888-286-8010 and enter passcode 80782366. International parties can access the replay at 1-617-801-6888 by entering passcode 80782366.

About 3PAR

3PAR® (NYSE: PAR) is the leading global provider of utility storage, a category of highly virtualized, dynamically tiered, multi-tenant storage arrays built for public and private cloud computing. Our virtualized storage platform was built from the ground up to be agile and efficient and to eliminate the limitations of traditional storage arrays for utility infrastructures. As a pioneer of thin provisioning and other storage virtualization technologies, we design our products to reduce power consumption to help companies meet their green computing initiatives and to cut storage total cost of ownership. 3PAR customers have used our self-managing, efficient, and adaptable utility storage systems to reduce administration time and provisioning complexity, to improve server and storage utilization, and to scale and adapt flexibly in response to continuous growth and changing business needs. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, our ability to maintain and control costs, the effectiveness of our business strategies, market share opportunities, and reception of our value proposition as well as demand for and adoption of our storage solution in our customer markets. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties, including: the potential for slower than expected growth of the utility storage market or in customer adoption of our storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally, and their potential impact on information technology spending; the impact of competitive conditions; as well as the risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended March 31, 2009, and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009, September 30, 2009, and December 31, 2009, as such reports are filed with the SEC. These reports are available on the SEC’s Website at www.sec.gov, as well as on the Investors section of the 3PAR Website at ir.3PAR.com. Additional risks, uncertainties, and other information will be contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which will be filed with the SEC in June 2010.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income, net income, and EPS. 3PAR defines non-GAAP operating income and net income as operating loss and net loss plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net loss divided by the weighted average basic and diluted shares outstanding. 3PAR’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR’s performance by excluding non-cash, stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use to calculate stock-based compensation under authoritative guidance from Financial Accounting Standards Board, 3PAR’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR’s operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income, net income, and EPS versus operating income (loss), net income (loss), and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR’s business. Second, stock-based awards are an important part of 3PAR’s employees’ compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures, calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the Investors section of the 3PAR Website at ir.3PAR.com.

© 2010 3PAR Inc. All rights reserved. 3PAR, the 3PAR logo, Serving Information, InServ, InForm, InSpire, and Thin Built In are all trademarks or registered trademarks of 3PAR Inc. All other trademarks and registered trademarks are the property of their respective owners.

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3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$39,047	$47,621
Short-term investments	72,259	56,186
Accounts receivable, net	39,808	34,706
Inventory	29,752	26,650
Deferred cost	3,083	2,887
Prepaid and other current assets	4,204	2,500

Total current assets	188,153	170,550
Property and equipment, net	23,722	22,079
Other non-current assets	423	190

Total assets	$212,298	$192,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,462	$9,303
Accrued liabilities	14,802	18,723
Deferred revenue	27,648	25,707
Accrued warranty	3,891	3,999

Total current liabilities	61,803	57,732
Accrued warranty, non-current	3,043	3,031
Deferred revenue, non-current	9,072	6,303
Other long-term liabilities	1,150	1,224

Total liabilities	75,068	68,290
Stockholders’ equity	137,230	124,529

Total liabilities and stockholders’ equity	$212,298	$192,819

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Years Ended March 31,
	2010	2009	2010	2009
Revenue:
Product	$46,402	$43,325	$168,033	$168,389
Support	7,254	5,137	26,251	16,332

Total revenue	53,656	48,462	194,284	184,721
Cost of revenue:
Product	17,064	15,331	60,045	59,601
Support	2,131	1,614	7,838	5,165

Total cost of revenue (1)	19,195	16,945	67,883	64,766

Gross profit	34,461	31,517	126,401	119,955
Operating expenses:
Research and development (1)	12,229	12,644	47,555	46,345
Sales and marketing (1)	17,876	15,744	66,224	60,314
General and administrative (1)	4,460	4,333	15,955	15,318

Total operating expenses	34,565	32,721	129,734	121,977

Loss from operations	(104)	(1,204)	(3,333)	(2,022)
Interest and other income, net	25	355	403	1,280

Loss before provision for income taxes	(79)	(849)	(2,930)	(742)
Income tax provision	(20)	(58)	(254)	(217)

Net loss	$(99)	$(907)	$(3,184)	$(959)

Net loss per common share, basic and diluted	$(0.00)	$(0.01)	$(0.05)	$(0.02)

Shares used to compute net loss per common share:
Basic and diluted	62,225	60,894	61,756	60,627

(1) Includes stock-based compensation as follows:
Cost of revenue	$111	$78	$392	$267
Research and development	$857	$599	$3,050	$2,173
Sales and marketing	$1,018	$742	$3,541	$2,850
General and administrative	$714	$394	$2,403	$1,384

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Years Ended March 31,
	2010	2009	2010	2009
GAAP operating loss	$(104)	$(1,204)	$(3,333)	$(2,022)
Plus:
Stock-based compensation	2,700	1,813	9,386	6,674

Non-GAAP operating income	$2,596	$609	$6,053	$4,652

GAAP net loss	$(99)	$(907)	$(3,184)	$(959)
Plus:
Stock-based compensation	2,700	1,813	9,386	6,674

Non-GAAP net income	$2,601	$906	$6,202	$5,715

GAAP net loss per common share, basic and diluted	$(0.00)	$(0.01)	$(0.05)	$(0.02)

Plus:
Stock-based compensation	$0.04	$0.03	$0.15	$0.11

Non-GAAP net income per common share, basic	$0.04	$0.02	$0.10	$0.09

Non-GAAP net income per common share, diluted	$0.04	$0.01	$0.10	$0.09

Shares used in computing basic non-GAAP net income per common share	62,225	60,894	61,756	60,627

Shares used in computing diluted non-GAAP net income per common share	64,710	63,371	64,404	63,522